As filed with the Securities and Exchange Commission on March 6, 2025

Registration Statement No. 333-128859

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-128859

UNDER
THE SECURITIES ACT OF 1933

THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)

Ohio	31-0411980
(State or other Jurisdiction of incorporation or organization)	(I.R.S. Employer identification No.)

One Procter & Gamble Plaza, Cincinnati, Ohio 45202
(513) 983-1100
(Address, including zip code, and telephone
number, including area code, of registrant's principal executive offices)

The Gillette Company Global Employee Stock Ownership Plan (GESOP)
(Full Title of the Plan)

Susan Street Whaley, Secretary
The Procter & Gamble Company
One Procter & Gamble Plaza, Cincinnati, Ohio 45202
(513) 983-1100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ⌧	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Deregistration of Securities Pertaining to the Gillette Company Global Employee Stock Ownership Plan

The Procter & Gamble Company (the “Company”) is filing this post-effective amendment (the “Post-Effective Amendment”) to the Registration Statement on Form S-8 (File No. 333-128859) (“Registration Statement”) filed with the Securities and Exchange Commission (“SEC”) on October 6, 2005 to deregister any and all shares of common stock, without par value (“Common Stock”) of the Company and plan participation interests registered but unsold or otherwise unissued under the Gillette Company Global Employee Stock Ownership Plan (the “Plan”) as of the date hereof. The Company is no longer issuing securities under the Plan.

For the avoidance of doubt, this Post-Effective Amendment only deregisters Plan securities and does not deregister any other securities registered under the Registration Statement, including securities issued pursuant to the following plans: 2004 Long-Term Incentive Plan of The Gillette Company; 1971 Stock Option Plan of the Gillette Company; James M. Kilts Non-Statutory Stock Option Plan; The Gillette Company Employees’ Savings Plan; and The Gillette Company Supplemental Savings Plan.

SIGNATURES

 Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on March 6, 2025.  The following person is signing this Post-Effective Amendment on behalf of the registrant in reliance upon Rule 478 under the Securities Act.

THE PROCTER & GAMBLE COMPANY

By:   /s/ Sandra T. Lane
 Sandra T. Lane
Assistant Secretary